Exhibit 10.45

Addendum No. 3

to the Rental Agreement dated 16.10./24.10.2018 and

Addendum no. 1 dated 21.05.2019 and

Addendum no. 2 dated 12./13.02.2020

(re. space in the building Zeppelinstraße 3, 85399 Hallbergmoos)

between the

Hallbergmoos Grundvermögen GmbH

(registered in the Commercial Register of the Local Court of Munich under HRB 220581)

Nördliche Münchner Straße 28, 82031 Grünwald

represented by the person named in the signature line

- hereinafter referred to as the "Landlord" -

and

Pieris Pharmaceuticals GmbH

(registered in the Commercial Register of the Local Court of Munich under HRB 221043)

USTIdentNr: DE 813177203

Zeppelinstraße 3, 85399 Hallbergmoos

represented by the managing director, Dr. Hitto Kaufmann

- hereinafter referred to as "Tenant" -

- The Landlord and Tenant together are also referred to as the "parties".

Preamble:

The parties have entered an agreement for the building Zeppelinstraße 3, 85399 Hallbergmoos - hereinafter referred to as "property" - in accordance with the rental agreement dated 16.10./24.10.2018 including addendum no. 1 dated 21.05.2019 and addendum no. 2 dated 12./13.02. - hereinafter referred to as the "rental agreement" - for office, laboratory, and technical space as well as parking spaces.

For the rental area acc. To Clause 1.2.e (3rd floor, MB 11), the contractually agreed latest handover date of May 1st, 2020, cannot be met due to delays in the delivery and construction of the lighting system caused by the COVID-19 pandemic. The parties wish to clarify the resulting changes compared to the rental agreement together with addendum no. 1 and addendum no. 2 with this addendum.

Therefore, the parties agree the following:

1.         Handover

1.1         Clause 2.11.4 of the rental agreement is amended to the effect that the latest handover date of the rented space acc. Clause 1, No. 1.2 lit. e) is now June 1st, 2020. Notwithstanding the provisions in Clause 2.11.3, the Landlord is entitled to inform the Tenant of the exact handover date of the rented space pursuant to Clause 1, No. 1.2 lit. e) with a notice period of 7 days in advance.

1.2         In this respect, the parties clarify that, despite the delayed handover, the term of the rental agreement also ends for the areas pursuant to Clause 1, No. 1.2 lit. e) in accordance with § 4.1 of the rental agreement at the end of 13 August 2032.

1.3         All other agreements regarding the rental space remain in full force and effect.

2.         General provisions

2.1         The parties are aware that the rental agreement to which this addendum refers requires the statutory written form pursuant to section 126 BGB due to its term of more than one year in accordance with sections 550, 578 (2) BGB. The parties wish to comply with the written form requirement.

a)         They therefore mutually undertake, at the request of either party at any time, all actions and make all declarations necessary to comply with the statutory written form requirements.

b)         They further will not terminate this rental agreement prematurely on the grounds of non-compliance with the statutory written form.

c)         The rights and obligations under lit. a) and lit. b) apply not only to this addendum, but also to the original rental agreement and to all further addenda/amendments and supplementary agreements.

2.2         A third party entering into the contract in accordance with section 566 BGB or by way of a tripartite contract shall not be bound by the obligations arising from section 2.1; it shall be entitled to the statutory rights without restriction. This shall not apply if the third party was aware or should have been aware of the parts of the contract that do not comply with the written form requirement before entering into the rental agreement, or if the parts of the contract that do not comply with the written form requirement only came into existence after entering into the rental agreement.

However, the third party shall in any case be entitled to the rights arising for the entering third party from Clause 2.1 against the other contracting party without restriction.

2.3         Ancillary agreements, amendments and additions to this contract that are not subject to the statutory written form requirement of section 126 BGB pursuant to sections 550, 578 (2) BGB must also be made in writing. This written form requirement can only be waived in writing. Such ancillary agreements, supplements and amendments must be expressly identified as such and signed by representatives of the party expressly authorized to do so. The written form requirement referred to in sentence 1 shall not be met by declarations made by e-mail or in electronic form. The parties unanimously declare that no ancillary agreements have been made.

2.4         Severability clause

Should any provision of this addendum be invalid or unenforceable, this shall not affect the validity of the remainder of this addendum. The parties are obliged to agree on a provision in place of the affected provision that comes as close as possible to what was intended in economic terms.

3.         Continued validity of the remaining provisions of the rental agreement

Notwithstanding the provisions agreed within this addendum, the provisions of the rental agreement including its addendum no. 1 and addendum no. 2 and the respective annexes, to which reference is hereby made, shall otherwise remain in force.

4.         Conclusion of the addendum, acceptance period

The first party to sign shall be bound by the contract offer to the other party within four weeks of receipt of the addendum signed by it. The acceptance period shall be deemed to have been met if the first signatory party receives the countersigned addendum no later than the last day of the aforementioned period.

For the Landlord:

Place, Date                  Grünwald, the 19.05.2020

Signature:                  /s/ Peter Neumann

Name:                           Peter G. Neumann

Position:                           Managing Director

For the Tenant:

Place, Date                  Hallbergmoos, the 15.05.2020

Signature:                  /s/ Hitto Kaufmann

Name:                           Dr. Hitto Kaufmann

Position:                           Managing Director